UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 12, 2013 (June 10, 2013)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2013, The Wet Seal, Inc. (the “Company”) announced that Lesli Gilbert has been appointed Executive Vice President, Stores and Operations, effective immediately reporting directly to the Company's Chief Executive Officer, Mr. John D. Goodman. Ms. Gilbert replaces Barbara Cook, former Senior Vice President, Store Operations, who resigned in February.
On June 10, 2013, Ms. Gilbert was designated a participant in the Company's Severance and Change in Control Plan (the “Plan”). A copy of the terms of the Plan was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K dated April 11, 2013, and is incorporated herein by reference.
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved the following salary and awards of performance stock units (“PSUs”) and restricted stock units (“RSUs”) under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) for Ms. Gilbert (the amount set forth in the Dollar Amount column was divided by $5.06, the closing trading price per share of the Company's Class A Common Stock (a “Share”) on the commencement of Ms. Gilbert's employment ("Grant Date"), to determine the number of PSUs or RSUs indicated in the adjacent “Aggregate Shares” column):

Named Executive Officer	Base Salary	Incentive Plan (1)
Lesli Gilbert Executive Vice President, Stores and Operations	$400,000	50%
(1) Ms. Gilbert is eligible to participate in the Company's Fiscal 2013 Corporate Incentive Plan with a target of 50% (pro-rated)of Ms. Gilbert's base salary. Terms and conditions that apply are referenced within such Corporate Incentive Plan.

Named Executive Officer	Awards
	Dollar Amount	Aggregate Shares
Lesli Gilbert Executive Vice President, Stores and Operations	$60,000 $90,000	11,858 PSUs 17,787 RSUs
Additional Benefits
Ms. Gilbert will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees. Ms. Gilbert will be eligible to receive a relocation allowance of sixty thousand dollars ($60,000) for expenses related to her relocation within thirty (30) miles of the Company’s principal offices in Foothill Ranch, California within ninety (90) days of the employment commencement date. In addition, the Company shall reimburse Ms. Gilbert for up to three months of temporary housing expenses in the Foothill Ranch, California area, with all receipts for reimbursement submitted no later than one hundred fifty (150) days after employment commencement date. During the first three months of employment, the Company will provide five roundtrip economy airfares for travel from corporate headquarters in Foothill Ranch, California to Ms. Gilbert's home.
* * *
The foregoing is a summary of the terms of employment and is qualified in its entirety by (i) the form of the Plan that was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K dated April 11, 2013; (ii) the Offer Letter, filed herewith as Exhibit 10.2; (iii) the form of the PSU Agreement setting forth the terms of the PSUs that was attached as Exhibit 10.3 to the Company's Current Report on Form 8-K dated April 11, 2013; and (iv) the form of the RSU Agreement setting forth the terms of the RSUs that was attached as Exhibit 10.4 to the Company's Current Report on Form 8-K dated April 11, 2013. A copy of the press release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.

Not Applicable.

(b)    Pro Forma Financial Information.

Not Applicable.

(c)    Shell Company Transactions.

Not Applicable.

(d)    Exhibits.
10.2 Offer Letter, dated as of May 31, 2013, entered into between the Company and Ms. Gilbert.
99.1 Press release, dated June 10, 2013, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: June 12, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.2	Offer Letter, dated May 31, 2013, entered into between the Company and Ms. Gilbert.
99.1	Press release, dated June 10, 2013, issued by the Company.